                                                                  EXHIBIT (h.20)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                            PORTFOLIO PARTNERS, INC.,

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY,

                         AETNA INVESTMENT SERVICES, LLC

                                       AND

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK



         This Amendment is dated as of the 13th day of March, 2002 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002) (the "Fund"), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) (the "Adviser"), Aetna Investment Services, LLC (to be renamed ING Financial Advisers, LLC, effective May 1, 2002) (the "Distributor") and Reliastar Life Insurance Company of New York (the "Company") (collectively, the "Parties").

         WHEREAS, the Parties entered into a Participation Agreement on December 6, 2001 (the "Agreement");

         WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

         NOW THEREFORE, the parties hereby amend the Agreement in the following form:

         1. By replacing the existing Schedule A with the Schedule A attached hereto.

         2. By replacing the existing Schedule B with the Schedule B attached hereto.

         3. All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                           Portfolio Partners, Inc.

                           By:      /s/  Laurie M. Tillinghast
                                    ----------------------------------
                           Name:    Laurie M. Tillinghast
                           Title:   President


                           Aetna Life Insurance and Annuity Company


                           By:      /s/  Laurie M. Tillinghast
                                    ----------------------------------
                           Name:    Laurie M. Tillinghast
                           Title:   Vice President


                           Aetna Investment Services, LLC

                           By:      /s/  Ethel Pippin
                                    ----------------------------------
                           Name:    Ethel Pippin
                           Title:   Vice President

                           Reliastar Life Insurance Company of New York

                           By:      /s/  William D. Bonneville
                                    ----------------------------------
                           Name:    William D. Bonneville
                           Title:   Executive Vice President

                                   SCHEDULE A


         Reliastar Life Insurance Company of New York Separate Account A Reliastar Life Insurance Company of New York Variable Life Separate Account I

                                   SCHEDULE B


                            PORTFOLIO PARTNERS, INC.
                              DESIGNATED PORTFOLIOS


         Alger Growth Portfolio - Initial, Adviser and Service classes

         Alger Aggressive Growth Portfolio - Initial, Adviser and Service classes

         American Century Small Cap Value Portfolio - Initial, Adviser and
            Service classes

         Baron Small Cap Growth Portfolio - Initial, Adviser and Service classes

         Brinson Tactical Asset Allocation Portfolio - Initial, Adviser and
            Service classes

         DSI Enhanced Index Portfolio - Initial, Adviser and Service classes

         Goldman Sachs(R)Capital Growth Portfolio - Initial, Adviser and Service classes

         JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service classes

         MFS Capital Opportunities Portfolio - Initial, Adviser and Service classes

         MFS Emerging Equities Portfolio - Initial, Adviser and Service classes

         MFS Global Growth Portfolio - Initial, Adviser and Service classes

         MFS Research Portfolio - Initial, Adviser and Service classes

         OpCap Balanced Value Portfolio - Initial, Adviser and Service classes

         PIMCO Total Return Portfolio - Initial, Adviser and Service classes

         Salomon Brothers Investors Value Portfolio - Initial, Adviser and
            Service classes

         Salomon Brothers Capital Portfolio - Initial, Adviser and Service classes

         Scudder International Growth Portfolio - Initial, Adviser and Service classes

         T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service classes

         Van Kampen Comstock Portfolio - Initial, Adviser and Service classes

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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.